Filed by RAIT Financial Trust pursuant to Rule 425 under the Securities Act of 1933
Subject Company: RAIT Financial Trust
Registration No. of Related Registration Statement: 333-162878

RAIT Financial Trust Announces Results of Exchange Offer

Philadelphia, PA – December 30, 2009 – RAIT Financial Trust (NYSE: RAS) (“RAIT”) today announced the results of its previously announced offer to exchange (the “Exchange Offer”) RAIT common shares and a cash payment for a portion of its outstanding 6.875% Convertible Senior Notes due 2027 (the “Convertible Notes”).

Noteholders tendered $34.0 million aggregate principal amount of Convertible Notes in the Exchange Offer. RAIT has accepted all of the Convertible Notes tendered and, pursuant to the terms of the Exchange Offer, will, in the aggregate, issue 8.126 million RAIT common shares and pay $3.111 million of cash as consideration for the Convertible Notes. Each Noteholder will receive, for each $1,000 principal amount of RAIT’s Convertible Notes accepted for exchange: 239 common shares; a cash payment of $91.50; and accrued and unpaid interest on the Convertible Notes to, but excluding, the settlement date, payable in cash. As a result of the exchange offer, RAIT expects to record gains on extinguishment of debt of approximately $19.0 million, or $0.26 per common share, based on 74.4 million common shares that will be outstanding after the Exchange Offer.

The Exchange Offer expired at 11:59 P.M. (New York City time) on December 29, 2009. RAIT expects the settlement of the Exchange Offer to occur on December 30, 2009. The Convertible Notes acquired by RAIT in the Exchange Offer will be cancelled and retired and, following the settlement of the Exchange Offer, approximately $246.4 million aggregate principal amount of the Convertible Notes will remain outstanding.

RAIT filed a registration statement on Form S-4 (Registration No. 333-162878) that includes an Exchange Offer prospectus (the “Prospectus”) with the Securities and Exchange Commission (“SEC”) registering the RAIT common shares to be issued in connection with the Exchange Offer. In addition, RAIT filed a tender offer statement on Schedule TO (the “Schedule TO”) with the SEC that includes a letter of transmittal (the “Letter of Transmittal”). The terms and conditions of the Exchange Offer are described in the Prospectus, as amended by a Press Release dated December 14, 2009 and this Press Release, and the Letter of Transmittal.

RAIT retained UBS Investment Bank to act as Dealer Manager for the Exchange Offer. Questions regarding the Exchange Offer may be directed to UBS Investment Bank at (888) 719-4210 (toll-free).

Investors are urged to read the relevant documents filed or to be filed by RAIT with the SEC because they contain important information. Holders may obtain documents RAIT files with the SEC at the SEC’s website www.sec.gov. Requests for the Prospectus and Letter of Transmittal relating to the Exchange Offer may be directed to D.F. King & Co., Inc., the Information and Exchange Agent in connection with the Exchange Offer, at (212) 269-5550 or (800) 431-9633 (toll-free), or to RAIT at the contact information below.

This release is for information purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Convertible Notes or any other securities.  The Exchange Offer is only being made pursuant to the Exchange Offer documents.  The Exchange Offer is not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About RAIT Financial Trust
RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate related assets. RAIT’s management uses their experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com